Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F1/A of our report dated July 2, 2024 (except for the effects on the financial statements of the restatements described in Note 26, as to which the date is November 22, 2024) relating to the consolidated financial statements of Skycorp Solar Group Limited as at September 30, 2023 and 2022 which is included in this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Pan-China Singapore PAC

Singapore

November 22, 2024